Exhibit  10.3


     EMPLOYMENT  AGREEMENT
     ---------------------

     This Agreement is effective as of December 1, 1997 by and between Bion Environmental Technologies, Inc. ("Company") and M. Duane Stutzman ("Employee").

     Company and Employee agree that, in order to preserve cash for operations of the Company, $90,000 of the salary in Paragraph 3 of this Agreement will be paid in cash according to the other terms of Paragraph 3, and the remaining $30,000 shall be accrued until such time as sufficient cash is available for payment.

     WHEREAS,  Employee  acts  as  an officer and director of the Company; and

     WHEREAS, the Company desires to continue to retain the services of Employee as an employee upon the conditions contained in this Agreement; and

     WHEREAS, Employee desires to provide services to the Company under such conditions;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the Company does hereby agree to engage Employee and Employee does hereby agree to be engaged by the Company, upon the terms and conditions set forth in the following paragraphs:

      1.       Employment Period.  The Company hereby engages Employee for the
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period  commending  December 1, 1997 and ending December 31, 2002 ("Employment
Period") to serve as Chief Financial Officer for the Company and to render such other services in an executive capacity as the Company shall reasonably
require.    Employee  hereby agrees to remain in the employ of the Company for the Employment Period, subject to the provisions of this Agreement. Employee may terminate his employment with the Company upon 90 days written notice to the Company, in which case this Agreement shall terminate without liability one to the other upon the date specified by Employee.

      2.      Duties.  Employee agrees that at all times during the Employment
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Period  he will faithfully and diligently endeavor to promote the business and business interests of the Company. This Agreement shall not restrict Employee from engaging, directly or indirectly, in any business or activity which is not competitive with the business of the Company; provided, however, that such additional business or activity does not interfere with nor is inconsistent with the performance by the Employee of his duties under this Agreement.

      3.          Salary  and  Benefits.    Subject  to the provisions of this
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Agreement,  during  the  Employment  Period,  Employee shall be compensated as follows:

     a.)        Employee shall earn a salary of $120,000 per annum, payable in monthly installments, subject to customary payroll deductions for Federal, State, and local taxes and to such other deductions as are required by law or by mutual agreement of the Company and Employee.

     b.)          The Board of Directors of the Company will review Employee's salary no less than once per year with a view to making such increases in Employee's salary or declaring such bonuses or other benefits as may be merited and warranted in light of factors considered pertinent by the Board of Directors.

     c.)       Employee shall receive free of cost parking for his automobile;
health, hospitalization and life insurance with coverage exceeding or equal to that now in force through the Company; as well as such other benefits as the Board may deem appropriate from time to time.

     d.)      Employee shall be entitled to four weeks vacation per year to be taken at such times as do not interfere with the performance of his duties hereunder.

      4.          Expenses.  All reasonable and necessary expenses incurred by
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Employee  in the performance of his duties under this Agreement, including but not limited to expenses for entertainment, travel, and similar items, shall be paid or reimbursed no less than monthly by the Company upon receipt of appropriate documentation of such expenses. Company shall provide, at its expense, Employee with office space as necessary and secretarial, legal, accounting, and other services as may be necessary to properly support Employee's performance of his duties and to operate in the best interests of the Company.

      5.          Disability  of Employee.  In the event of the disability  of
                  -----------------------
Employee (as defined herein) prior to the expiration of the Employment Period, Employee shall nevertheless continue to be compensated at his then designated annual rate and with such benefits provided for in Paragraph 3 hereof for a period of twelve months from the date of disability. For purposes of this Agreement, Employee shall be deemed to be fully disabled if, because of illness or other physical or mental condition, he is unable to fully perform all of his duties under this Agreement for two successive months. In the event that he is unable to perform all or a portion of the duties required under this Agreement for short periods of time aggregating over two months in any twelve successive calendar months, he shall be deemed to be partially disabled. The compensation and benefit period shall run from the time disability commenced until Employee's condition improves sufficiently to permit him to fully perform his duties, after which date he must be available at the Company's option. The Company may require such evidence of disability as it deems appropriate.

      6.         Termination Upon Death and Disability.  The Employment Period
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shall  automatically  terminate upon the death of Employee; provided, however, that in the event of the Employee's death, all compensation Employee is receiving under Paragraph 3 of this Agreement at the time of his death shall be paid to his legal representative for a period of six months following the date of Employee's death or the remainder of the Employment Period, whichever
occurs  first.    At  the discretion of the Board of Directors, the Employment
Period may terminate upon the Disability of Employee (as defined in Paragraph 5 above); provided, however, that Employee shall continue to receive compensation in accordance with Paragraph 5 above.

      7.      Termination for Cause.  Upon the occurrence of any of the events
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listed  below,  the  Company  may  terminate  the  Employee  without  further obligation  under  this  Agreement:

     a.)         Employee's conviction of any criminal act directly related to
Employee's duties hereunder including, without limitation, misappropriation of funds or property of the Company or any other felony criminal act.

     b.)     Employee's misfeasance or malfeasance in office, which shall mean fraud,  dishonesty,  willful  misconduct  or  gross  neglect  of  duties.

     c.)       Breach by Employee of any material provision of this Agreement.

      8.       Termination Without Cause.  In the event Employee is terminated
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by  the  Company  for any reason, except as set forth in Paragraph 7 above, he shall continue to be compensated for the duration of the Employment Period or twelve months, whichever occurs first, as provided for in Paragraphs 3, 4, 5, and 6 hereof.

      9.          Termination  Upon Change in Management.  In the event that a
                  --------------------------------------
change in control of the Company shall occur at any time during the Employment Period, as a result of which the Board of Directors appoints a person other than Employee to serve in the capacity for which Employee is employed hereunder or as a result of which Employee shall elect to resign his executive position hereunder, Employee nevertheless shall be entitled to the benefits of and subject to all of the terms and conditions set forth herein, including, without limitation, the right to receive compensation and benefits as provided in Paragraphs 3, 4, 5, and 6 hereof for the remainder of the Employment Period regardless of whether Employee continues to perform any services for the Company.

     10.          Vesting  in the Event of Termination.  In the event that the
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Employee  is  terminated  upon  death  or disability (Paragraph 6), terminated without cause (Paragraph 8), or terminated upon change in management (Paragraph 9), all warrants, options, or shares issued but unvested at the date of termination shall become fully vested as of the date of termination.

     11.  Parties in Interest.  This Agreement shall be binding upon and shall
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inure  to  the  benefit  of the Company and its successors and assigns and any person acquiring, whether by merger, consolidation, liquidation, purchase of assets or otherwise, all or substantially all of the Company's equity or assets and business.

     12.        Choice of Law.  It is the intention of the parties hereto that
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this  Agreement  and  the  performance  hereunder  and  all  suits and special proceedings connected herewith be construed in accordance with and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     13.        Severance of Invalid Provisions.  In the event that any one or
                -------------------------------
more of the provisions of this Agreement or any portion thereunder is determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     14.     Integrated Agreement.  This Agreement shall constitute the entire
             --------------------
agreement  between  the parties hereto relating to the employment of Employee.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Employee has executed this Agreement, effective as of the date and year first above written.

     Bion  Environmental  Technologies,  Inc.


     By:  /s/  Jon  Northrop
          ------------------
    Authorized  Officer


     EMPLOYEE


     /s/  M.  Duane  Stutzman
     ------------------------
M.  Duane  Stutzman